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                                                                      EXHIBIT 11

                      Nationwide Financial Services, Inc.
                       Computation of Earnings Per Share
                 For Periods Ended September 30, 1997, and 1996
               (in millions of dollars, except per share amounts)

                                                           Three months ended                      Nine months ended
                                                              September 30,                          September 30,
                                                    ----------------------------------     ----------------------------------
                                                         1997               1996                1997               1996
                                                    ---------------    ---------------     ---------------    ---------------
Net income                                          $         65.4               56.4               189.5              173.8
                                                    ===============    ===============     ===============    ===============

Average common shares outstanding                      128,528,136        104,745,000         122,516,402        104,745,000

Dilutive effect of stock options                            65,161                  -              34,978                  -
                                                    ---------------    ---------------     ---------------    ---------------

Average common shares and common
      share equivalents                                128,593,297        104,745,000         122,551,380        104,745,000

Additional dilutive effect of stock options                      -                  -                 244                  -
                                                    ---------------    ---------------     ---------------    ---------------

Fully diluted shares                                   128,593,297        104,745,000         122,551,624        104,745,000
                                                    ===============    ===============     ===============    ===============


Net income per common share outstanding             $         0.51               0.54                1.55               1.66
                                                    ===============    ===============     ===============    ===============

Primary earnings per share                          $         0.51               0.54                1.55               1.66
                                                    ===============    ===============     ===============    ===============

Fully diluted earnings per share                    $         0.51               0.54                1.55               1.66
                                                    ===============    ===============     ===============    ===============



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